CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Report to Shareholders of Delaware VIP Cash Reserve Series, Delaware VIP Diversified Income Series, Delaware VIP Emerging Markets Series, Delaware VIP High-Yield Series, Delaware VIP International Value Equity Series, Delaware VIP Limited-Term Diversified Income Series, Delaware VIP REIT Series, Delaware VIP Small Cap Value Series, Delaware VIP Smid Cap Growth Series (formerly, Delaware Growth Opportunities Series), Delaware VIP U.S. Growth Series and Delaware VIP Value Series (constituting Delaware VIP Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 14, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 56 to File No. 033-14363; Amendment No. 56 to File No. 811-05162) of Delaware VIP Trust and the caption “Other Information” in the December 31, 2010 Annual Report to shareholders incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 14, 2011